Exhibit 99.1

STATUS REPORT DECEMBER 2012

The statements which are not historical facts contained in this monthly status report are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development and acquisition of new product lines and services, government approval processes, the impact of competitive products or pricing technological changes, the effect of economic conditions and other uncertainties, and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-K; its quarterly reports on Forms 10-Q; and any reports on Form 8-K. Medical International Technology Inc. takes no obligation to update or correct forward-looking statements.

The following is a summary of the recent and a retrospective of the year 2012 and the perspective for 2013 operational and strategic activities at MIT Canada and MIT China.

MARKETING & SALES MIT Canada:
MIT’s focused on consolidating and seeking new distributors worldwide for our existing products (Human and Animal), to increase our sales and improve our cash flow.

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As announced in our September status report, we made progress with our South Korean distributor targeting the Mesotherapy market. The KFDA has granted approval to the Med-Jet and the Meso-Jet systems and in the last fiscal quarter has approved, for sale, the Disposable Nozzles.

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The first Korean order of 80 units is fulfilled with 66 units shipped in September 2012, and the remaining 14 units departed on December 28, 2012. January 2013 has 60 units scheduled for delivery; thereafter we will sign our new agreement for a minimum of 250 units for the next 12 months.

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From October 11th to 26th, 2012, Mr. Menassa visited China, Thailand and Korea.  In China he had meetings with his partners to discuss the business plan and strategies to increase sales in the niche markets previously identified earlier in the year. Thereafter, Mr. Menassa went to Thailand to visit his newly appointed distributor who has already purchased two systems for the Mesotherapy market, a training was performed for the distributor’s professional nurses and sales team, they will now concentrate on getting approval from the Thai FDA and sales for the next 12 months. In Korea, Mr Menassa visited a few of the distributor’s clients and discussed the projected orders for the coming year.  The Korean distributor is doing an excellent work in his specialized mesotherapy market, including expositions, advertisements in specialized cosmetic magazines, as well as demonstrations and seminars about the use of our Med-Jet and Meso-Jet systems.

➢	We are also in discussion with a new Korean Distributor for selling to Hospitals, Vaccination Clinics, Dermatology, Dentistry, Diabetics and other markets.

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Our Distributor for the Province of Quebec and the Maritimes has made some improvement to reach his minimum quota already promised and based on his letter of intent, we are following up on his marketing and sales efforts and they are working hard towards achieving their targeted quantities within the coming three months.

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We have been discussing and negotiating with a new distributor targeting another cosmetic niche market all over Canada, we are now waiting for the first order of 6 units for January 2013, and we expect this market to be very good in 2013 and beyond.

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We have decided to loan one of our Med-Jet H-III to Physimed one of the largest private clinic in Montreal. Physimed Medical Center consists of a family and specialized medicine clinic; laboratory; imaging and radiology services; a cancer screening center; a physiotherapy, ergotherapy and osteopathy center; psychology and dietician/nutritionist services; a dental clinic and pharmacy, all under one roof. The vaccination team has been trained and has successfully vaccinated over 250 persons for the flu vaccine campaign in the month of October and November 2012, this very important experience with Physimed and its reputation has given us credibility in Montreal and other parts of the world, we should receive shortly a reference letter that will help us promote our Med-Jet H-III and our next generation the Med-Jet H-4 for flu vaccination campaigns and other vaccines regularly given in clinics and hospitals.

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Our Mexican distributor has been active in doing several advertisements in important specialized cosmetic magazines, and did demonstrations and seminars about the use of our Med-Jet and Meso-Jet products, they have sold all, of their previously received, 15 units received earlier and a portion of the 22 Med-Jet units purchased and received in October 2012, we are confident that the Mexican market will be strong for our products in 2013 and beyond.

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We have, recently, been in discussion with a new Russian Distributor for the Mesotherapy and medical market, and have received a first trial order of 4 units to be shipped the first week of January 2013, we will also be signing a Letter of intent in the first quarter of 2013 and expect an active market for the coming 12 months.

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Other marketing negotiations are in progress in Singapore, Hong Kong, Indonesia, Philippines, Colombia, Uruguay and European countries with possible distributors in the Mesotherapy and Medical markets.

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Our new bench-top model designed specifically for baby piglets is proving extremely effective and one of our distributors, specialising in animal applications, has placed an initial order for 10 units, to be sold in Netherlands, Germany and Belgium. Their marketing and sales efforts have given them a positive indication about our new product. Trade exhibitions from this year where our products were promoted, specifically the new AGRO-JET MIT-NBM-III, provide the distributor confidence that they can sell a good number of units of the new model in addition to other Agro-Jet Models in 2013.

MARKETING & SALES MIT CHINA:

During Mr. Menassa’s recent visit to MIT China in October, the board met to discuss our business plan and the best strategies in order to increase our sales in the targeted niche markets already identified earlier in the year.

•	Our marketing and sales team in Shanghai has done a lot of leg work to identify new distributors to cover the targeted area.
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Our operation team in Taizhou have been working hard to finalise our production and assembly facility including the clean room, they have placed an order for 2 injection molding machines, as well as many of the equipment and tools needed for the production and assembly of some of our Med-Jet and Agro-jet products, including a mould for producing the disposable nozzle.

•	The landscape of our land and facilities is changing every day. The construction of the 40 000 sq.ft facility has been delayed but is expected to complete in the first quarter of 2013.
•	Our expectations are high and our future looks bright.

OPERATION ACTIVITIES:

➢	During the last 3 month we have been planning and producing the current orders and the ones to be delivered during the first quarter of 2013 to our different distributors.

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We have also worked diligently with our US Agent for the finalization of the FDA 510K Certification documentations for our Med-Jet devices, the project is advancing very well and the application is expected to be filled before the end of January 2013.

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All the purchased machines and equipments, moulds and tools, are helping us in our deliveries and has improve our operations and our bottom line to reach our objectives in being the leaders in the needle-free jet injection technology, yield good profits for our investors/shareholders and to ensure stable and secured employment for our employees.

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During the last fiscal year we have been planning and being advised by our Advisory committee that includes Mr. George Hendy (Business & Law Advisor), Dr. Francis Bellido (Business & Scientific Advisor) and Mr. Sarkis Tossounian, (Business & Financial Advisor), we improved many aspects of our company including marketing, operation, finance, and streamlined product introductions and regulatory certification process.

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We have seen our sales more than double from last year in our 10K from September 30, 2012 to the highest level since our inception in 2002 and to make it a profitable year, our goal is to further double our sales for 2013 by working with our existing and prospective distributors in niche markets worldwide.

Thank you all for your continued support to MIT CANADA
Karim Menassa
President